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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS








We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 2002, relating to the consolidated financial statements and schedule of CTI Group (Holdings) Inc. and subsidiaries (the "Company") appearing in the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 2001.





/s/ PricewaterhouseCoopers LLP





Philadelphia, PA
November 26, 2002